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                                                                  EXHIBIT 10.2.9


                                  AMENDMENT 002
                                       TO
                   IDEN INFRASTRUCTURE [ * ] SUPPLY AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                           NEXTEL COMMUNICATIONS, INC.

This Amendment is between Motorola, Inc. a Delaware corporation ("Motorola") and Nextel Communications, Inc. ("Customer") and amends the iDEN Infrastructure
[ * ] Supply Agreement dated as of April 13, 1999, as previously amended,
("[ * ] Supply Agreement").

WHEREAS, the parties have mutually agreed to enter into this Amendment to the [ * ] Supply Agreement in order to encourage efforts to enhance the reputation of iDEN in the United States market place by establishing improvement plans for Customer operations and Motorola support of Customer's iDEN systems in the United States; and

WHEREAS, this Amendment shall set joint Customer/Motorola uptime goals ("Overall System Uptime") and penalties if they are not reached and system outage ("System Outages") penalties by Motorola; and

WHEREAS, the parties agree to jointly develop plans and procedures capable of meeting the overall system uptime goals and dramatically reducing system outages; and

NOW THEREFORE, Consideration of their mutual promises the parties agree as follows.

I.     OVERALL SYSTEM AVAILABILITY

       i) Based on data provided by Customer, Motorola will measure system availability on a 24 hour basis as well as between the hours of 7:00 AM and 11:00 PM.

       ii) Motorola and Customer jointly agree the quarterly goals for Overall System Uptime between the hours of 7:00 AM and 11:00 PM shall be as follows:

                     (a)    [ * ]
                     (b)    [ * ]
                     (c)    [ * ]
                     (d)    [ * ]
                     (e)    [ * ]

       iii)          [ * ]

        iv)          [ * ]

              (a)           [ * ]

              (b)           [ * ]


Motorola/Nextel Agreement                     Amendment 002 to iDEN [ * ] Supply

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

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              (c)           [ * ]

              (d)           [ * ]

II.    [ * ]

       [ * ]

III.   SYSTEM OUTAGE

       A.     System Outage Penalty

              (i)           Motorola will pay Customer on a per hour basis for
                     each system outage as defined below [ * ]

                     a)     [ * ]
                     b)     [ * ]
                     c)     [ * ]
                     d)     [ * ]

              (ii)          [ * ]

              (iii)         The above penalties will be assessed upon
                     notification to Motorola, Director of Customer Operations for Nextel, of an event and continue until such event has been corrected and the element is deemed to be in service and fully functional, less any time required to collect failure logs. [ * ]

              (iv)          [ * ]

       B.     System Outage Exclusions

              (i)           [ * ]

              (ii)          [ * ]

              (iii)         [ * ]

              (iv)          [ * ]

              (v)           [ * ]

              (vi)          [ * ]

              (vii)         [ * ]

              (viii)        [ * ]

              (ix)          [ * ]

              (x)           [ * ]


Motorola/Nextel Agreement                     Amendment 002 to iDEN [ * ] Supply

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

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              (xi)          [ * ]

              (xii)         [ * ]

              (xiii)        [ * ]

IV.    GENERAL

       A.  [ * ]

       B.  [ * ]

              (i)    [ * ]

              (ii)   [ * ]


       C.     [ * ]

              (i)           [ * ]

D.     Infrastructure Notice of Claim

              (i)           Customer must make notice of claim in writing to
                     Motorola within 72 hours of Motorola's notification to Customer of direct cause of failure for each outage occurrence. This claim must include an explanation of the rationale for the claim.

              (ii)          Motorola will define a process for responding to
                     Customer claims by April 1, 2000.

              (iii)         Motorola agrees to distribute all direct cause
                     outage reports to the Chief Operating Officer, Chief Technology Officer, Executive Vice President of Engineering and Operations and the Vice President and Director of Operations at Customer.

E.     Other Provisions

              (i)           Parties recognize that to insure minimum restoration
                     time, it may be necessary to forego collection of valuable trace data that would allow for root cause analysis. If customer desires to extend outage duration to collect trace data, Motorola liability terminates upon such notice.


Motorola/Nextel Agreement                     Amendment 002 to iDEN [ * ] Supply

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

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              (ii)          The compensation provisions in this Amendment are
                     effective upon execution of this Amendment, but are made retroactive to September 1, 1999. These penalty provisions shall be in effect through December 31, 2000.

              (iii)         Motorola and Customer Senior Management have
                     developed a set of "joint goals" for the Customer operations and Motorola support teams attached as Exhibit
                     I. Achievement of the goals at an agreed upon threshold level will result in a formal recognition/program incentive to be agreed to by the parties.

F.     Extension of Penalty Provisions

       The parties agree to negotiate in good faith on modification or extension of these provisions beyond End of Year 2000 based on perceived benefit of these provisions and changes in system performance. A formal review of the penalty program will be conducted at the end of Q1 2000.

G.     Dispute Resolution

       Disputes and Dispute Resolution with regards to this Penalty/Incentive program will be resolved as outlined in paragraph 30.0 of the [ * ] Infrastructure Supply Agreement.

The iDEN [ * ] Supply Agreement shall remain in full force and effect except as expressly amended hereby.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.

MOTOROLA, INC.                            NEXTEL COMMUNICATIONS, INC.

By:/s/ Charles F. Wright                  By:/s/ Stephen Taylor       12/30/99
   -------------------------                 ---------------------------------
    (Authorized Signatory)                        (Authorized Signatory)

Name: Charles F. Wright                   Name: Stephen Taylor

Title: Sr. V.P. & G.M. CSG-NA             Title: V.P. - Supply Chain Management


Motorola/Nextel Agreement                     Amendment 002 to iDEN [ * ] Supply

       * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.